Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Orrstown Financial Services, Inc.

as successor of Hamilton Bancorp, Inc.

We consent to the inclusion in Form 8-K/A, filed on July 11, 2019, by Orrstown Financial Services, Inc. of our report dated June 11, 2019, with respect to the audited consolidated financial statements of Hamilton Bancorp, Inc. and Subsidiary as of and for the years ended March 31, 2019 and 2018.

    /s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

July 11, 2019